SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 29, 2018

One Horizon Group, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-36530	46-3561419
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

34 South Molton Street, London W1K 5RG, United Kingdom

(Address of Principal Executive Offices)

+44(0)20 7409 5248

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 30, 2018, One Horizon Group, Inc. issued a press release announcing that it had entered into a term sheet providing the terms of an agreement whereby (1) the 123Wish platform developed and operated by One Horizon’s majority owned subsidiary, 123Wish, will be adapted specifically for MiLB and will be integrated with MiLB’s mobile App to offer once-in-a-lifetime opportunities for MiLB fans to engage in experiences with their favorite MiLB players and teams and (2) a new company, to be majority-owned by OHGI, will be formed, which will operate and manage business activities on behalf of MiLB in the field of payment cards, including but not limited to, credit cards, prepaid cards, corporate cards, debit cards, virtual cards, purchasing cards, e-commerce payments, digital wallets, contactless and mobile payments.

Doe to an incorrect reference to St. Petersburg, Florida, as St. Petersburg, Russia, in the release as originally issued and an understatement as to the number of Minor League Baseball Teams in the second version of the release, One Horizon issued a third, corrected version of the release. Only the final version of the release is annexed hereto.

The information in this Item 7.01 of this Form 8-K, including Exhibits 99.1, 99.2 and 99.3 attached hereto, shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

99.1   Text of third version of press release issued by One Horizon Group, Inc. on June 29, 2018.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2018

ONE HORIZON GROUP, INC.

By	/s/ Martin Ward
Name: Martin Ward Title: Chief Financial Officer